As filed with the Securities and Exchange Commission on January 28, 2022

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Standard Lithium Ltd.

(Exact name of Registrant as specified in its charter)

Canada	Not Applicable
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

Suite 110, 375 Water Street

Vancouver, British Columbia,

Canada V6B 5C6

(604) 409-8154

(Address of Registrant’s principal executive offices)

Standard Lithium Ltd. Long Term Incentive Plan

Standard Lithium Ltd. Rolling “2021” Stock Option Plan

(Full title of plan)

C T Corporation System

1015 15th Street N.W., Suite 1000

Washington, DC 20005

(202) 572-3133

(Name, Address and Telephone Number of Agent for Service)

Copy to:

Ryan J. Dzierniejko Lance Brasher Skadden, Arps, Slate, Meagher & Flom LLP 222 Bay Street, Suite 1750, P.O. Box 258 Toronto, Ontario, Canada M5K 1J5 (416) 777-4700	Robert Mintak Standard Lithium Ltd. Suite 110, 375 Water Street Vancouver, British Columbia, Canada V6B 5C6 (604) 409-8154	Sam Cole Jennifer L. Poirier Cassels Brock & Blackwell LLP Suite 2200, 885 West Georgia Street Vancouver, British Columbia, Canada V6C 3E8 (604) 691-6100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares(2)	4,586,640	$ 7.03(3)	$ 32,244,079.20(3)	$ 2,989.03
Common Shares(4)	10,702,160	$ 7.03(3)	$ 75,236,185.80(3)	$ 6,974.39
Common Shares(5)	150,000	$ 0.75(6)	$ 112,500.00(6)	$ 10.43
Common Shares(5)	100,000	$ 0.81(6)	$ 81,000.00(6)	$ 7.51
Common Shares(5)	400,000	$ 3.43(6)	$ 1,372,000.00(6)	$ 127.18
Common Shares(5)	200,000	$ 6.08(6)	$ 1,216,000.00(6)	$ 112.72
Total	16,138,800		$ 110,261,765.00	$ 10,221.26

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional common shares of the Registrant (“Common Shares”) that may be offered or issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)	Covers 4,586,640 Common Shares issuable pursuant to share units granted under the Registrant’s Long Term Incentive Plan.
(3)

Pursuant to Rule 457(c) of the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee and are based upon the average of the high and low prices of the Common Shares as reported on the NYSE American on January 26, 2022.

(4)

Covers 10,702,160 Common Shares issuable pursuant to stock option grants to be undertaken in the future, with option exercise prices to be determined in accordance with the provisions of the Registrant’s Rolling “2021” Stock Option Plan.

(5)	Covers Common Shares issuable pursuant to stock options granted under the Registrant’s Rolling “2021” Stock Option Plan that have not yet been exercised.
(6)	In accordance with paragraph (h)(1) of Rule 457 under the Securities Act, the maximum offering price per Common Share is the option exercise price.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, or excerpts thereof as indicated, filed by Standard Lithium Ltd. (the “Company,” “us”, “we” or “our”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a)	the Company’s Annual Report on Form 40-F, filed with the Commission on October 28, 2021, as amended by Amendment No. 1 to Form 40-F, filed with the Commission on November 8, 2021 (File No. 001-40569);

(b)	exhibits 99.1 and 99.2 of the Company’s Report on Form 6-K, filed with the commission on November 12, 2021;

(c)	all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) since November 8, 2021; and

(d)

the description of the Common Shares included in the Company’s Registration Statement on Form 40-F (File No. 001-40569), filed with the Commission on June 30, 2021, together with any amendment thereto filed with the Commission for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of such documents. In addition, any Report on Form 6-K of the Company hereafter furnished to the Commission pursuant to the Exchange Act shall be incorporated by reference into this Registration Statement if and to the extent provided in such document.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Under the Canada Business Corporations Act (the “CBCA”), we may indemnify our current or former directors or officers or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity. The CBCA also provides that we may advance moneys to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below.

However, indemnification is prohibited under the CBCA unless the individual:

•

acted honestly and in good faith with a view to our best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request; and

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Our by-laws require us to indemnify to the fullest extent permitted by the CBCA each of our current or former directors or officers and each individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including, without limitation, an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity.

Our by-laws authorize us to purchase and maintain insurance for the benefit of each of our current or former directors or officers and each person who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity provided the individual acted in that capacity at our request.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

4.1	Specimen Common Share Certificate

4.2	Articles of Amalgamation of the Company

4.3	By-Laws of the Company

4.4	Standard Lithium Ltd. Long Term Incentive Plan

4.5	Standard Lithium Ltd. Rolling “2021” Stock Option Plan

5.1	Opinion of Cassels Brock & Blackwell LLP

23.1	Consent of Cassels Brock & Blackwell LLP (included in Exhibit 5.1 to this Registration Statement)

23.2	Consent of Manning Elliot LLP

23.3	Consent of Worley Canada Services Ltd.

23.4	Consent of Ron Molnar

23.5	Consent of William Feyerabend

23.6	Consent of Roy Eccles

23.7	Consent of Kaush Rakhit

23.8	Consent of Steve Ross

23.9	Consent of Marek Dworzanowski

23.10	Consent of Rodney Breuer

23.11	Consent of Trotter Hunt

23.12	Consent of Eric Mielke

23.13	Consent of Steve Shikaze

24.1	Power of Attorney (included on page 6 of this Registration Statement)

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act ) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Country of Canada, on January 28, 2022.

STANDARD LITHIUM LTD.

By:	/s/ Robert Mintak

Name:	Rober Mintak

Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below authorizes Robert Mintak and Kara Norman as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this Registration Statement on Form S-8 and any amendment thereto (and any additional Registration Statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Mintak	Chief Executive Officer and Director (Principal Executive Officer)	January 28, 2022
Robert Mintak

/s/ Kara Norman	Chief Financial Officer and Corporate Secretary (Principal Financial and Accounting Officer)	January 28, 2022
Kara Norman

/s/ Robert Cross	Non-Executive Chairman	January 28, 2022
Robert Cross

/s/ Andrew Robinson	President, Chief Operating Officer and Director	January 28, 2022
Andrew Robinson

/s/ Anthony Alvaro	Director	January 28, 2022
Anthony Alvaro

/s/ Jeffrey Barber	Director	January 28, 2022
Jeffrey Barber

/s/ Volker Berl	Director	January 28, 2022
Volker Berl

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in its capacity as the duly authorized representative of the Registrant in the United States, on January 28, 2022.

CT CORPORATION SYSTEM (Authorized Representative in the United States)

By:	/s/ Nichol McCroy
Name: Nichol McCroy
Title: Assistant Secretary